SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2001
Date of Report (date of earliest event reported)

INTRAWARE, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Orinda Way
Orinda, California 94563
(Address of principal executive offices)

Registrant's telephone number, including area code: (925) 253-4500

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

    On April 2, 2001, Intraware, Inc. (the "Company") issued an aggregate of 360,000 shares of its Series B Convertible Preferred Stock and related Warrants in a private placement to institutional and individual investors. The Company estimates the gross proceeds of the offering to be approximately $3,600,000 with net proceeds after fees and expenses of approximately $3,300,000. The Series B Convertible Preferred Stock is subject to the terms and conditions of the Series B Certificate of Designations, Preferences and Rights agreement attached hereto as Exhibit 3(i).3. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement in the form attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series B Convertible Preferred Stock and related Warrants. The terms of the private placement are more fully set forth in the form of Subscription Agreement and the form of Placement Agency Agreement attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

    On April 5, 2001, the Company issued a press release relating to the signing of the convertible preferred stock financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits
	3(i).1	Restated Certificate of Incorporation.
	3(i).2	Series A Certificate of Designations, Preferences and Rights.
	3(i).3	Series B Certificate of Designations, Preferences and Rights.
	4.1	Form of Warrant.
	10.1	Form of Registration Rights Agreement, dated April 2, 2001 by and among Intraware, Inc. and the investors named therein.
	10.2	Form of Subscription Agreement, dated April 2, 2001 by and among Intraware, Inc. and the investors.
	10.3	Form of Placement Agency Agreement, dated April 2, 2001 by and between Intraware, Inc. and the placement agent.
	99.1	Press Release.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2001	INTRAWARE, INC.
/s/ JOHN J. MOSS John J. Moss General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
3(i).1	Restated Certificate of Incorporation.
3(i).2	Series A Certificate of Designations, Preferences and Rights.
3(i).3	Series B Certificate of Designations, Preferences and Rights.
4.1	Form of Warrant.
10.1	Form of Registration Rights Agreement, dated April 2, 2001 by and among Intraware, Inc. and the investors named therein.
10.2	Form of Subscription Agreement, dated April 2, 2001 by and among Intraware, Inc. and the investors.
10.3	Form of Placement Agency Agreement, dated April 2, 2001 by and among Intraware, Inc. and the placement agent.
99.1	Press Release.